Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 8, 2023, Elutia Inc. (the “Company”) completed the previously announced sale of its Orthobiologics segment (the “Orthobiologics Business”) to Berkeley Biologics, LLC (“Berkeley”). The sale was structured as an asset purchase, which occurred by divestiture of all the Orthobiologics Business assets and liabilities. After the divestiture, the Company will no longer consolidate the Orthobiologics Business into its financial results (the entire transaction is being referred to as the “Sale”).

The unaudited pro forma consolidated financial information is based on historical financial statements of the Company as adjusted for the unaudited pro forma effects of the Sale. The unaudited pro forma consolidated financial information should be read in conjunction with:

•	the historical consolidated financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023;

•	the unaudited historical condensed consolidated financial statements and accompanying notes of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 filed with the SEC on November 14, 2023;

The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021 reflect the Company’s results as if the Sale had occurred as of January 1, 2021 in that they reflect the reclassification of the Orthobiologics Business as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2022 give effect to the Sale and related transactions as if they had occurred on January 1, 2022. The following unaudited Pro Forma Condensed Balance Sheet as of September 30, 2023 presents the financial position of the Company as if the Sale had occurred on September 30, 2023.

The unaudited pro forma adjustments and related assumptions are described in the accompanying notes to the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information has been prepared based upon currently available information and assumptions that are deemed appropriate by the Company’s management. The unaudited pro forma consolidated financial information is for informational and illustrative purposes only and is not intended to be indicative of what actual results would have been had the Sale occurred on the dates assumed, nor does such data purport to represent the consolidated financial results of the Company for future periods. The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

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ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2023

(In Thousands, Except for Share and Per Share Data)

(UNAUDITED)

	Historical	Transaction Accounting Adjustments		Pro Forma
Assets
Current assets:
Cash	$14,517	$11,826	(b)	$26,343
Accounts receivable	2,883	—		2,883
Inventory	6,503	—		6,503
Receivables of FiberCel litigation costs	7,452	—		7,452
Prepaid expenses and other current assets	452	—		452
Current assets of discontinued operations	7,320	(7,320	)(a)	-
Total current assets	39,127	4,506		43,633

Property and equipment, net	175	—		175
Intangible assets, net	12,520	—		12,520
Operating lease right-of-use assets and other	155	—		155
Noncurrent assets of discontinued operations	2,603	(2,603	)(a)	—
Total assets	$54,580	$1,903		$56,483

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$2,962	$—		$2,962
Accrued expenses	10,723	900	(c)	11,623
Payables to tissue suppliers	707	—		707
Current portion of revenue interest obligation	11,053	—		11,053
Contingent liability for FiberCel litigation	15,702	—		15,702
Current operating lease liabilities	399	—		399
Current liabilities of discontinued operations	3,190	(3,190	)(a)	—
Current portion of long-term debt	—	1,977	(d)	1,977
Total current liabilities	44,736	(313)		44,423

Long-term debt	25,278	(3,955	)(d)	21,323
Long-term revenue interest obligation	5,471	—		5,471
Warrant liability	7,550	—		7,550
Other long-term liabilities	433	—		433
Noncurrent liabilities from discontinued operations	585	(585	)(a)	—
Total liabilities	84,053	(4,853)		79,200

Stockholders’ equity (deficit):
Class A Common stock	19	—		19
Class B Common stock	4	—		4
Additional paid-in capital	136,834	—		136,834
Accumulated deficit	(166,330)	6,756	(e)	(159,574)
Total stockholders’ deficit	(29,473)	6,756		(22,717)
Total liabilities and stockholders' deficit	$54,580	$1,903		$56,483

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical	Transaction Accounting Adjustments	Pro Forma
Net sales	$18,870	$—	$18,870
Cost of goods sold	9,943	—	9,943
Gross profit	8,927	—	8,927
Sales and marketing	10,514		10,514
General and administrative	10,137	—	10,137
Research and development	3,016	—	3,016
FiberCel litigation costs, net	7,278	—	7,278
Total operating expenses	30,945	—	30,945
Loss from operations	(22,018)		(22,018)
Interest expense	4,285	—	4,285
Other income, net	(312)	—	(312)
Loss before provision for income taxes	(25,991)	—	(25,991)
Income tax expense	36	—	36
Net loss from continuing operations	$(26,027)	$—	$(26,027)
Net loss from continuing operations per share - basic and diluted	$(1.58)		$(1.58)

Weighted average common shares outstanding - basic and diluted	16,464,262		16,464,262

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2022

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical	Orthobiologics Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$49,187	$(25,338)	$23,849	$—	$23,849
Cost of goods sold	29,965	(17,755)	12,210	—	12,210
Gross profit	19,222	(7,583)	11,639	—	11,639
Sales and marketing	20,195	(2,345)	17,850		17,850
General and administrative	16,627	(576)	16,051	900 (c)	16,951
Research and development	8,940	(1,213)	7,727	—	7,727
FiberCel litigation costs, net	5,200	—	5,200	—	5,200
Total operating expenses	50,962	(4,134)	46,828	900	47,728
Loss from operations	(31,740)	(3,449)	(35,189)	(900)	(36,089)
Interest expense	5,282	(164)	5,118	—	5,118
Other income, net	(4,159)	—	(4,159)	—	(4,159)
Loss before provision for income taxes	(32,863)	(3,285)	(36,148)	(900)	(37,048)
Income tax expense	34	—	34	—	34
Net from continuing operations loss	$(32,897)	$(3,285)	$(36,182)	$(900)	$(37,082)
Net loss from continuing operations per share - basic and diluted	$(2.38)				$(2.68)

Weighted average common shares outstanding - basic and diluted	13,832,887				13,832,887

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2021

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical	Orthobiologics Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$47,390	$(26,934)	$20,456	$—	$20,456
Cost of goods sold	28,368	(17,192)	11,176	—	11,176
Gross profit	19,022	(9,742)	9,280	—	9,280
Sales and marketing	18,825	(2,170)	16,655	—	16,655
General and administrative	13,687	(563)	13,124	—	13,124
Research and development	9,266	(1,512)	7,754	—	7,754
FiberCel litigation costs, net	276	—	276	—	276
Total operating expenses	42,054	(4,245)	37,809		37,809
Loss from operations	(23,032)	(5,497)	(28,529)	—	(28,529)
Interest expense	5,324	—	5,324	—	5,324
Other income, net	(3,579)	—	(3,579)	—	(3,579)
Loss before provision for income taxes	(24,777)	(5,497)	(30,274)	—	(30,274)
Income tax expense	55	—	55	—	55
Net loss from continuing operations	$(24,832)	$(5,497)	$(30,329)	$—	$(30,329)
Net loss from continuing operations per share - basic and diluted	$(2.38)				$(2.90)

Weighted average common shares outstanding - basic and diluted	10,444,767				10,444,767

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ELUTIA INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Orthobiologics Business Discontinued Operations:

(a)	Reflects the discontinued operations, including associated assets and liabilities and results attributable to the Orthobiologics Business, which were previously included in the Company’s historical financial statements. The Sale is accounted for retrospectively in accordance with ASC 205-20, “Discontinued Operations” for all periods presented.

Transaction Accounting Adjustments:

(b)	Adjustments to cash.

(In Thousands)

Cash received from sale of Orthobiologics Business at closing	$14,554
Cash paid in repayment of SWK loan at closing	(1,977)
Cash paid for transaction fees at closing	(750)
Total Pro Forma Adjustment to Cash	$11,826

(c)	Costs to complete the sale transaction. Reflects additional estimates of costs to complete the Sale that have not yet been reflected in the historical statements. This adjustment excludes $0.7 million in fees paid at closing. The remainder of the fees are expected to be paid in 2024.

(d)	Repayment of Debt. The Company is contractually obligated to use a portion of the Sale proceeds to repay $3.9 million of the SWK term loan facility. $2.0 million of the required repayment was paid at closing with the remainder expected to be paid in February 2024 based on a mutual agreement between the parties. The repayment amount is based on the outstanding principal loan balance and the Orthobiologics Business’ portion of the Company’s gross profit for the most recent twelve-month period. The pro forma adjustment is based on the September 30, 2023 principal loan balance, before unamortized discount and deferred financing costs, of $26.1 million.

(e)	Effect on shareholders’ equity. Reflects the effect on total shareholders' equity of the adjustments described in notes (b) through (d) above.

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